Exhibit 99.1

News from AEP

MEDIA CONTACT:	ANALYSTS CONTACT:
Tammy Ridout	Darcy Reese
Director, External Communications	Vice President, Investor Relations
614/716-2347	614/716-2614

FOR IMMEDIATE RELEASE

AEP RAISES LONG-TERM GROWTH RATE AND 2022 GUIDANCE, REPORTS STRONG 2021 EARNINGS RESULTS

•Year-end 2021 GAAP earnings of $4.97 per share; operating earnings of $4.74 per share
•2022 operating earnings (non-GAAP) guidance range increased to $4.87 to $5.07 per share
•Long-term growth rate raised to 6-7%, FFO-to-debt target increased to 14-15%
•AEP initiating sale process for portion of unregulated business to de-risk and simplify portfolio; shifting $1.5 billion in capital to transmission to support system reliability

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

	Fourth Quarter ended December 31			Year-to-date ended December 31
	2021	2020	Variance	2021	2020	Variance
Revenue ($ in billions):	4.1	3.6	0.5	16.8	14.9	1.9
Earnings ($ in millions):
GAAP	538.9	435.5	103.4	2,488.1	2,200.1	288.0
Operating (non-GAAP)	496.2	432.7	63.5	2,372.9	2,198.6	174.3

EPS ($):
GAAP	1.07	0.88	0.19	4.97	4.44	0.53
Operating (non-GAAP)	0.98	0.87	0.11	4.74	4.44	0.30
EPS based on 504 million shares 4Q 2021, 496 million shares 4Q 2020, 501 million shares YTD 2021 and 496 million shares YTD 2020.

COLUMBUS, Ohio, Feb 24, 2022 - American Electric Power (Nasdaq: AEP) today reported fourth-quarter 2021 earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $539 million or $1.07 per share, compared with GAAP earnings of $436 million or $0.88 per share in fourth-

quarter 2020. Operating earnings for fourth-quarter 2021 were $496 million or $0.98 per share, compared with operating earnings of $433 million or $0.87 per share in fourth-quarter 2020. Operating earnings is a non-GAAP measure representing GAAP earnings excluding special items.
Year-end 2021 GAAP earnings were $2.5 billion or $4.97 per share, compared with GAAP earnings of $2.2 billion or $4.44 per share for year-end 2020. Year-end 2021 operating earnings were $2.4 billion or $4.74 per share, compared with operating earnings of $2.2 billion or $4.44 per share for year-end 2020.
A full reconciliation of GAAP earnings to operating earnings for the quarter and year-to-date is included in the tables at the end of this news release.
“Our strong 2021 performance was driven by continued strategic investments in a clean, reliable, resilient and cost-effective energy system to benefit our customers and communities,” said Nicholas K. Akins, AEP’s chairman, president and chief executive officer. “As we continue to build on our successful track record of investing capital and optimizing our portfolio to support earnings growth, we are pleased to share that we are raising our 2022 operating earnings guidance range to $4.87 to $5.07 per share, increasing our long-term growth rate target to 6% to 7% and lifting our FFO-to-debt target to 14% to 15%.
“In line with our commitment to prioritize investments in our regulated businesses, AEP is beginning a process to sell all or a portion of our unregulated contracted renewables portfolio. This move will simplify and de-risk the company while allowing us to redeploy capital to our regulated businesses, where we see a meaningful pipeline of investment opportunities to enhance service for customers across our footprint.
“We are shifting $1.5 billion in our five-year capital plan to transmission and eliminating growth capital in the unregulated contracted renewables business. This brings our planned transmission capital investment to $14.4 billion as we advance projects that modernize the grid and support the clean energy transition.
“We plan to add approximately 16,000 megawatts of renewables in our regulated states by 2030, and our work is well underway. A key milestone in these efforts is the completion of Traverse, the largest single wind farm ever built in North America. Traverse is in the final stages of commissioning, and we expect the facility to go online soon. Traverse, Maverick and Sundance make up our North Central Energy Facilities that will deliver an estimated $3 billion in customer savings over the next 30 years. These clean energy investments and our focus on deploying new technologies and enhancing the grid ensure we are on track to reach our goal of net zero carbon emissions by 2050,” Akins said.
“Our load growth in 2021 was the strongest in more than a decade as the economy recovered from the impacts of the pandemic, and we expect to maintain that momentum this year. Our robust economic development efforts have contributed to significant business expansion and relocation in our service territory, and we continue to work closely with our partners to identify new load growth opportunities that support job creation in our communities.
“Finally, as we announced in October, we expect to close on the sale of our Kentucky operations in the second quarter of 2022 once we receive the necessary state and federal regulatory approvals. We are working closely with Liberty to ensure a smooth transition for customers in the area and the Kentucky employees who will transfer to Liberty after the close of the sale,” Akins said.

SUMMARY OF RESULTS BY SEGMENT
$ in millions

GAAP Earnings	4Q 21	4Q 20	Variance	YTD 21	YTD 20	Variance
Vertically Integrated Utilities (a)	177.3	166.9	10.4	1,113.6	1,061.6	52.0
Transmission & Distribution Utilities (b)	119.4	93.3	26.1	543.4	496.4	47.0
AEP Transmission Holdco (c)	170.3	134.4	35.9	677.8	504.8	173.0
Generation & Marketing (d)	27.8	15.9	11.9	217.5	226.9	(9.4)
All Other	44.1	25.0	19.1	(64.2)	(89.6)	25.4
Total GAAP Earnings (Loss)	538.9	435.5	103.4	2,488.1	2,200.1	288.0

Operating Earnings (non-GAAP)	4Q 21	4Q 20	Variance	YTD 21	YTD 20	Variance
Vertically Integrated Utilities (a)	196.1	155.1	41.0	1,131.2	1,095.2	36.0
Transmission & Distribution Utilities (b)	128.5	93.8	34.7	552.5	508.3	44.2
AEP Transmission Holdco (c)	166.1	134.6	31.5	673.8	508.7	165.1
Generation & Marketing (d)	30.4	24.2	6.2	129.2	178.0	(48.8)
All Other	(24.9)	25.0	(49.9)	(113.8)	(91.6)	(22.2)
Total Operating Earnings (non-GAAP)	496.2	432.7	63.5	2,372.9	2,198.6	174.3

A full reconciliation of GAAP earnings with operating earnings is included in tables at the end of this news release.

a.Includes AEP Generating Co., Appalachian Power, Indiana Michigan Power, Kentucky Power, Kingsport Power, Public Service Co. of Oklahoma, Southwestern Electric Power and Wheeling Power
b.Includes Ohio Power and AEP Texas
c.Includes wholly-owned transmission-only subsidiaries and transmission-only joint ventures
d.Includes AEP OnSite Partners, AEP Renewables, competitive generation in ERCOT and PJM as well as marketing, risk management and retail activities in ERCOT, PJM and MISO

EARNINGS GUIDANCE
AEP management raised its 2022 operating earnings guidance range to $4.87 to $5.07 per share. Operating earnings could differ from GAAP earnings for matters such as impairments, divestitures or changes in accounting principles. AEP management is not able to forecast if any of these items will occur or any amounts that may be reported for future periods. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance.

WEBCAST
AEP’s quarterly discussion with financial analysts and investors will be broadcast live over the internet at 9 a.m. Eastern today at http://www.aep.com/webcasts. The webcast will include audio of the discussion and visuals of charts and graphics referred to by AEP management. The charts and graphics will be available for download at http://www.aep.com/webcasts.
AEP’s earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. The company’s operating earnings, a non-GAAP measure representing GAAP earnings excluding special items as described in the news release and charts, provide another representation for investors to evaluate the performance of the company’s ongoing business activities. AEP uses operating earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company uses operating earnings data internally to measure performance against budget, to report to AEP’s Board of Directors and also as an input in determining performance-based compensation under the company’s employee incentive compensation plans.
American Electric Power, based in Columbus, Ohio, is powering a cleaner, brighter energy future for its customers and communities. AEP’s approximately 16,700 employees operate and maintain the nation’s largest electricity transmission system and more than 224,000 miles of distribution lines to safely deliver reliable and affordable power to 5.5 million regulated customers in 11 states. AEP also is one of the nation’s largest electricity producers with approximately 30,000 megawatts of diverse generating capacity, including more than 6,100 megawatts of renewable energy. The company’s plans include growing its renewable generation portfolio to approximately 50% of total capacity by 2030. AEP is on track to achieve an 80% reduction in carbon dioxide emissions from 2000 levels by 2030 and has committed to achieve net zero by 2050. AEP is recognized consistently for its focus on sustainability, community engagement, and diversity, equity and inclusion. AEP’s family of companies includes utilities AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana, east Texas and the Texas Panhandle). AEP also owns AEP Energy, which provides innovative competitive energy solutions nationwide. For more information, visit aep.com.

WEBSITE DISCLOSURE
AEP may use its website as a distribution channel for material company information. Financial and other important information regarding AEP is routinely posted on and accessible through AEP’s website at https://www.aep.com/investors/. In addition, you may automatically receive email alerts and other information about AEP when you enroll your email address by visiting the “Email Alerts” section at https://www.aep.com/investors/.
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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: changes in economic conditions, electric market demand and demographic patterns in AEP service territories; the impact of pandemics, including COVID-19, and any associated disruption of AEP’s business operations due to impacts on economic or market conditions, costs of compliance with potential vaccination or testing mandates to AEP, electricity usage, supply chain issues, employees including employee reactions to potential vaccination mandates, customers, service providers, vendors and suppliers; inflationary or deflationary interest rate trends; volatility in the financial markets, particularly developments affecting the availability or cost of capital to finance new capital projects and refinance existing debt; the availability and cost of funds to finance working capital and capital needs, particularly if expected sources of capital, such as proceeds from the sale of assets or subsidiaries, do not materialize, and during periods when the time lag between incurring costs and recovery is long and the costs are material; decreased demand for electricity; weather conditions, including storms and drought conditions, and AEP’s ability to recover significant storm restoration costs; the cost of fuel and its transportation, the creditworthiness and performance of fuel suppliers and transporters and the cost of storing and disposing of used fuel, including coal ash and spent nuclear fuel; the availability of fuel and necessary generation capacity and the performance of generation plants; AEP’s ability to recover fuel and other energy costs through regulated or competitive electric rates; the ability to transition from fossil generation and the ability to build or acquire renewable generation, transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms, including favorable tax treatment, and to recover those costs; new legislation, litigation and government regulation, including changes to tax laws and regulations, oversight of nuclear generation, energy commodity trading and new or heightened requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances that could impact the continued operation, cost recovery, and/or profitability of AEP’s generation plants and related assets; the risks associated with fuels used before, during and after the generation of electricity, including coal ash and nuclear fuel; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation; AEP’s ability to constrain operation and maintenance costs; prices and demand for power generated and sold at wholesale; changes in technology, particularly with respect to energy storage and new, developing, alternative or distributed sources of generation; AEP’s ability to recover through rates any remaining unrecovered investment in generation units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for coal and other energy-related commodities, particularly changes in the price of natural gas; changes in utility regulation and the allocation of costs within regional transmission organizations, including ERCOT, PJM and SPP; changes in the creditworthiness of the counterparties with contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of debt; the impact of volatility in the capital markets on the value of the investments held by AEP’s pension, other postretirement benefit plans, captive insurance entity and nuclear decommissioning trust and the impact of such volatility on future funding requirements; accounting standards periodically issued by accounting standard-setting bodies; other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes, naturally occurring and human-caused fires, cyber security threats and other catastrophic events; and the ability to attract and retain the requisite work force and key personnel.

American Electric Power

Financial Results for the Fourth Quarter of 2021
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2021
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ millions)

GAAP Earnings (Loss)		177.3	119.4	170.3	27.8	44.1	538.9	$1.07

Special Items (b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	—	—	—	18.8	—	18.8	0.04
State Tax Law Changes	(d)	2.5	—	—	—	2.5	5.0	0.01
Accumulated Deferred Income Tax Adjustments	(e)	7.1	9.1	(4.2)	14.1	(78.6)	(52.5)	(0.11)
Gain on Sale of Certain Merchant Generations Assets	(f)	—	—	—	(30.3)	—	(30.3)	(0.06)
Dolet Hills Power Station Regulatory Disallowance	(g)	9.2	—	—	—	—	9.2	0.02
Transaction Costs - Sale of Kentucky Operations	(h)	—	—	—	—	7.1	7.1	$0.01
Total Special Items		18.8	9.1	(4.2)	2.6	(69.0)	(42.7)	$(0.09)

Operating Earnings (Loss) (non-GAAP)		196.1	128.5	166.1	30.4	(24.9)	496.2	$0.98

Financial Results for the Fourth Quarter of 2020
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2020
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ millions)

GAAP Earnings (Loss)		166.9	93.3	134.4	15.9	25.0	435.5	$0.88

Special Items (b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	—	—	—	4.4	—	4.4	0.01
COVID-19	(i)	1.7	0.5	0.2	0.1	—	2.5	—
CARES ACT	(j)	—	—	—	3.8	—	3.8	0.01
Virginia Triennial Review	(k)	(13.5)	—	—	—	—	(13.5)	(0.03)
Total Special Items		(11.8)	0.5	0.2	8.3	—	(2.8)	$(0.01)

Operating Earnings (Loss) (non-GAAP)		155.1	93.8	134.6	24.2	25.0	432.7	$0.87

(a)Per share amounts are divided by Weighted Average Common Shares Outstanding – Basic
(b)Excluding tax related adjustments, all items presented in the table are tax adjusted at the statutory rate unless otherwise noted
(c)Represents the impact of mark-to-market economic hedging activities

(d)Represents the impact of the remeasurement of accumulated deferred income taxes as a result of enacted state tax legislation in Arkansas, Louisiana, Oklahoma and West Virginia
(e)Represents the impact of out-of-period adjustments related to accumulated deferred income taxes
(f)Represents the gain on the sale of certain merchant generation assets
(g)Represents the impact of the PUCT’s partial regulatory disallowance of SWEPCO’s investment in the Dolet Hills Power Station as a result of the 2020 Texas Base Rate Case
(h)Represents third-party transaction costs incurred due to the strategic evaluation of AEP’s Kentucky operations
(i)Represents incremental expenses incurred related to the COVID-19 pandemic
(j)Represents a true-up of the income tax benefit associated with the 5-year net operating loss carryback provision of the CARES Act signed into law in March 2020
(k)Represents the impact of the 2017-2019 Virginia Triennial Review

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load

	Three Months Ended December 31
ENERGY & DELIVERY SUMMARY	2021	2020	Change

Vertically Integrated Utilities
Retail Electric (in millions of KWh):
Residential	7,024	7,222	(2.7)%
Commercial	5,437	5,452	(0.3)%
Industrial	8,383	8,525	(1.7)%
Miscellaneous	542	549	(1.3)%
Total Retail	21,386	21,748	(1.7)%

Wholesale Electric (in millions of KWh): (a)	4,183	3,871	8.1%

Total KWHs	25,569	25,619	(0.2)%

Transmission & Distribution Utilities
Retail Electric (in millions of KWh):
Residential	5,748	5,642	1.9%
Commercial	6,325	5,844	8.2%
Industrial	6,252	5,959	4.9%
Miscellaneous	179	181	(1.1)%
Total Retail (b)	18,504	17,626	5.0%

Wholesale Electric (in millions of KWh): (a)	326	512	(36.3)%

Total KWhs	18,830	18,138	3.8%

(a)Includes off-system sales, municipalities and cooperatives, unit power and other wholesale customers
(b)Represents energy delivered to distribution customers

American Electric Power

Financial Results for Year-to-Date 2021
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2021
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ millions)

GAAP Earnings (Loss)		1,113.6	543.4	677.8	217.5	(64.2)	2,488.1	$4.97

Special Items (b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	—	—	—	(72.1)	—	(72.1)	(0.14)
State Tax Law Changes	(d)	1.3	—	0.2		21.9	23.4	0.05
Accumulated Deferred Income Tax Adjustments	(e)	7.1	9.1	(4.2)	14.1	(78.6)	(52.5)	(0.11)
Gain on Sale of Certain Merchant Generations Assets	(f)	—	—	—	(30.3)	—	(30.3)	(0.06)
Dolet Hills Power Station Regulatory Disallowance	(g)	9.2	—	—	—	—	9.2	0.02
Transaction Costs - Sale of Kentucky Operations	(h)	—	—	—	—	7.1	7.1	0.01
Total Special Items		17.6	9.1	(4.0)	(88.3)	(49.6)	(115.2)	$(0.23)

Operating Earnings (Loss) (non-GAAP)		1,131.2	552.5	673.8	129.2	(113.8)	2,372.9	$4.74

Financial Results for Year-to-Date 2020
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2020
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ millions)

GAAP Earnings (Loss)		1,061.6	496.4	504.8	226.9	(89.6)	2,200.1	$4.44

Special Items (b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	—	—	—	(6.1)	—	(6.1)	(0.01)
COVID-19	(i)	15.6	4.8	0.8	0.2	—	21.4	0.05
Achieving Excellence Program	(j)	30.7	9.1	3.1	1.3	0.4	44.6	0.09
CARES Act	(k)	0.8	(2.0)	—	(44.3)	(2.4)	(47.9)	(0.10)
Virginia Triennial Review	(l)	(13.5)	—	—	—	—	(13.5)	(0.03)
Total Special Items		33.6	11.9	3.9	(48.9)	(2.0)	(1.5)	$—

Operating Earnings (Loss) (non-GAAP)		1,095.2	508.3	508.7	178.0	(91.6)	2,198.6	$4.44

(a)Per share amounts are divided by Weighted Average Common Shares Outstanding – Basic

(b)Excluding tax related adjustments, all items presented in the table are tax adjusted at the statutory rate unless otherwise noted
(c)Represents the impact of mark-to-market economic hedging activities
(d)Represents the impact of the remeasurement of accumulated deferred income taxes as a result of enacted state tax legislation in Arkansas, Louisiana, Oklahoma and West Virginia
(e)Represents the impact of out-of-period adjustments related to accumulated deferred income taxes
(f)Represents the gain on the sale of certain merchant generation assets
(g)Represents the impact of the PUCT’s partial regulatory disallowance of SWEPCO’s investment in the Dolet Hills Power Station as a result of the 2020 Texas Base Rate Case
(h)Represents third-party transaction costs incurred due to the strategic evaluation of AEP’s Kentucky operations
(i)Represents incremental expenses incurred related to the COVID-19 pandemic
(j)Represents incremental expenses associated with the Achieving Excellence Program
(k)Represents the income tax benefit associated with the 5-year net operating loss carryback provision of the CARES Act signed into law in March 2020
(l)Represents the impact of the 2017-2019 Virginia Triennial Review

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load

	Twelve Months Ended December 31
ENERGY & DELIVERY SUMMARY	2021	2020	Change

Vertically Integrated Utilities
Retail Electric (in millions of KWh):
Residential	32,149	31,526	2.0%
Commercial	22,833	22,225	2.7%
Industrial	33,181	32,860	1.0%
Miscellaneous	2,214	2,185	1.3%
Total Retail	90,377	88,796	1.8%

Wholesale Electric (in millions of KWh): (a)	19,025	16,987	12.0%

Total KWHs	109,402	105,783	3.4%

Transmission & Distribution Utilities
Retail Electric (in millions of KWh):
Residential	26,830	26,518	1.2%
Commercial	25,514	23,998	6.3%
Industrial	23,919	22,432	6.6%
Miscellaneous	737	749	(1.6)%
Total Retail (b)	77,000	73,697	4.5%

Wholesale Electric (in millions of KWh): (a)	2,018	1,859	8.6%

Total KWhs	79,018	75,556	4.6%

(a)Includes off-system sales, municipalities and cooperatives, unit power and other wholesale customers
(b)Represents energy delivered to distribution customers